Report on Payments to Governments for Extractive Activities

For year ended December 31, 2025

Report on Payments to Governments 2025	2

Year ended December 31, 2025

Introduction
This Report on Payments to Governments for Extractive Activities (the ‘Report’)
has been prepared in line with the EU Accounting (2013/34/EU) Directive as amended and as transposed into Irish Law. It has been prepared on a consolidated basis and includes relevant payments made by subsidiary undertakings of CRH plc (‘CRH’).
The Report is available on the CRH website at www.crh.com and has been filed with the Irish Companies Registration Office.
About CRH
CRH is the leading provider of building materials critical to modernizing infrastructure. With our team of 83,000 people across 4,000 locations, our unmatched scale, connected portfolio, and deep local relationships make us the partner of choice for transportation, water, and reindustrialization projects, shaping communities for a better tomorrow.
CRH (NYSE: CRH) is a member of the S&P 500 Index.
For more information, visit www.crh.com.
Basis/Scope
The Report covers the period January 1, 2025 to December 31, 2025 and relates to payments to governments for extractive activities as defined in the above referenced legislation. For subsidiary undertakings that were acquired by
CRH during the reporting year, only payments made in relation to post-
acquisition extractive activities are included. Equity method investments, including joint ventures and associated undertakings, are excluded from the scope of the Report.

Payments made by each of CRH’s subsidiary undertakings are measured using the currency of the primary economic environment in which the entity operates.
Payments made in non-U.S. Dollar currencies have been translated into U.S.
Dollar using the average exchange rates for the relevant year. A monetary value was assigned to any in-kind payments at a fair market value at the time of payment.
As set out in the relevant legislation, a materiality threshold for disclosure of
$100,000 (approx. €85,367 as of December 31, 2025) was applied to payments or a series of related payments.
Where a single payment relates to both extractive and non-extractive activities, a ratio has been applied to enable the reporting of the portion of the payment related to extractive activities only within the Report.
Certain taxes, including consumption taxes such as value-added-tax, personal income taxes and sales taxes, are excluded from the scope of the legislation.
Similarly, any charitable donations are excluded.
Extractive Activities
Extractive activities are defined as activities involving the exploration, prospection, discovery, development and extraction of minerals or other materials. For CRH, the relevant extractive categories as defined within the relevant legislation include:
•Quarrying of stone, sand and clay;
•Quarrying of ornamental and building stone, limestone, gypsum, chalk and slate;
•Operation of gravel and sand pits; mining of clays and kaolin; and
•Other mining and quarrying not elsewhere classified.

Report on Payments to Governments 2025	3

Year ended December 31, 2025

Government
The term ‘government’ includes payments for extractive industries made to any national, federal, regional, state, province, county, district, municipal, local or equivalent authority of a country, and includes a department, agency or entity that is state-owned or is a subsidiary of a government.
Projects
A ‘project’ is defined as the operational activities governed by a single contract, license, lease or similar legal agreement. Where a series of such agreements are substantially interconnected, they should be treated as a single project for the purpose of establishing reporting requirements.
Payments
Payment categories and a description of each category is provided as follows:
•Taxes: This category includes taxes paid to governments on income, profits or production related to extraction activities as defined. Payments are reported net of refunds. Consumption taxes and personal income taxes are excluded;
•Royalties: This category includes payments to a government for the rights to extract minerals or other materials, typically at a set percentage of revenue less any deductions that may be taken;
•License fees, rental fees, entry fees and other considerations for licenses and/or concessions: This category includes license fees, surface or rental fees, and other consideration for licenses and/or concessions paid to a government for access to the area where extractive operations are conducted;
•Infrastructure improvements: This category includes payments to a government for local development, including the improvement of infrastructure, not directly necessary for the conduct of extractive operations but mandatory pursuant to the terms of a production sharing contract or to the terms of a law relating to the CRH subsidiary undertaking’s activities;

•Production entitlements: This category includes the host government’s share of production which is usually outlined in a production sharing agreement. It does not include the working interest production share of government-owned companies where said companies are acting as partners in a joint venture. For the financial year to which the Report relates,
CRH did not make relevant payments in this category;
•Dividends: This category includes dividend payments other than dividends paid to a government as an ordinary shareholder of CRH or one of its subsidiary undertakings unless paid in lieu of production entitlements or royalties. For the financial year to which the Report relates, CRH did not make relevant payments in this category; and
•Bonuses: This category includes bonuses paid to a government for and in consideration of signature, discovery, production, awards, grants and transfers of extraction rights. This also includes bonuses related to achievement or failure to achieve certain production levels or certain targets, and discovery of additional mineral reserves/deposits. For the financial year to which the Report relates, CRH did not make relevant payments in this category.
On behalf of the Board,
R. Boucher, J. Mintern
Directors
June 22, 2026

Report on Payments to Governments 2025	4

Year ended December 31, 2025
Overview

Country	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000	Total $’000
Australia	22,140	2,883	311	—	25,334
Canada	7,455	—	2,988	—	10,443
Denmark	654	—	—	—	654
Finland	152	—	—	—	152
France	6,700	1,667	134	—	8,501
Ireland	18,504	—	—	151	18,655
Isle of Man	—	384	—	—	384
Netherlands	—	219	—	—	219
Philippines	4,391	—	129	—	4,520
Poland	7,978	2,606	564	—	11,148
Romania	752	2,265	515	—	3,532
Serbia	353	310	—	—	663
Slovakia	366	516	—	—	882
Spain	124	—	—	—	124
Switzerland	8,767	4,866	532	—	14,165
Ukraine	2,632	—	1,328	—	3,960
United Kingdom	112,898	3,397	3,131	—	119,426
United States	234,301	2,989	550	—	237,840
Total	428,167	22,102	10,182	151	460,602

Report on Payments to Governments 2025	5

Year ended December 31, 2025
Australia
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Department for Energy and Mining South Australia	—	1,768	126	—
Department of Mines and Petroleum Western Australia	—	867	—	—
Department of Mining and Energy Northern Territory Government	—	—	185	—
Department of Treasury and Finance South Australia	—	248	—	—
Revenue South Australia	374	—	—	—
Total Regional/Local	374	2,883	311	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Australian Taxation Office	21,766	—	—	—
Total National	21,766	—	—	—

Total	22,140	2,883	311	—

Report on Payments to Governments 2025	6

Year ended December 31, 2025
Canada
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
City of Hamilton	151	—	—	—
City of Kawartha Lakes	108	—	—	—
City of Vaughan	113	—	—	—
Mrc De Marguerite-D’Youville	535	—	—	—
Municipality of Clarington	216	—	—	—
Ontario Aggregate Resources Corporation	—	—	2,466	—
Regional Municipality of Halton	—	—	522	—
Town of Halton Hills	688	—	—	—
Town of Milton	280	—	—	—
Township of Cramahe	179	—	—	—
Ville De Laval	2,646	—	—	—
Total Regional/Local	4,916	—	2,988	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Canada Revenue Agency	2,323	—	—	—
Department of Finance Canada	216	—	—	—
Total National	2,539	—	—	—

Total	7,455	—	2,988	—

Report on Payments to Governments 2025	7

Year ended December 31, 2025
Denmark
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Danish Tax Agency (Skat)	654	—	—	—
Total National	654	—	—	—

Report on Payments to Governments 2025	8

Year ended December 31, 2025
Finland
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Finnish Tax Administration	152	—	—	—
Total National	152	—	—	—

Report on Payments to Governments 2025	9

Year ended December 31, 2025
France
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Centre Finances Publiques Chalon-sur-Saône	—	167	—	—
Département De L’Aisne	—	249	—	—
Trésorerie De Bar-sur-Aube	—	158	—	—
Trésorerie De Benfeld	—	195	—	—
Trésorerie De Gray‑Autrey	—	186	—	—
Trésorerie De Lons‑Le‑Saunier	—	255	—	—
Trésorerie De Nuits Saint Georges	—	148	—	—
Trésorerie De Valdahon	—	177	—	—
Trésorerie Is-sur-Tille	—	—	134	—
Trésorerie Principale Besançon	—	132	—	—
Total Regional/Local	—	1,667	134	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Direction Générale Des Douanes Et Droits Indirects	113	—	—	—
Direction Générale Des Finances Publiques	6,587	—	—	—
Total National	6,700	—	—	—

Total	6,700	1,667	134	—

Report on Payments to Governments 2025	10

Year ended December 31, 2025
Ireland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Clare County Council	132	—	—	—
Cork County Council	1,061	—	—	—
Fingal County Council	372	—	—	—
Limerick County Council	274	—	—	—
Meath County Council	283	—	—	151
South Dublin County Council	618	—	—	—
Waterford County Council	262	—	—	—
Total Regional/Local	3,002	—	—	151
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Revenue Commissioners	15,502	—	—	—
Total National	15,502	—	—	—

Total	18,504	—	—	151

Report on Payments to Governments 2025	11

Year ended December 31, 2025
Isle of Man
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Department of Economic Development	—	384	—	—
Total National	—	384	—	—

Report on Payments to Governments 2025	12

Year ended December 31, 2025
Netherlands
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Central Government Real Estate Agency (Rijksvastgoedbedrijf)	—	219	—	—
Total National	—	219	—	—

Report on Payments to Governments 2025	13

Year ended December 31, 2025
Philippines
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Municipal Government of Taysan	853	—	—	—
Municipal Treasurer Norzagaray	2,181	—	—	—
Municipal Treasurer of Teresa	654	—	—	—
Total Regional/Local	3,688	—	—	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bureau of Internal Revenue	703	—	—	—
Department of Environment and Natural Resources	—	—	129	—
Total National	703	—	129	—

Total	4,391	—	129	—

Report on Payments to Governments 2025	14

Year ended December 31, 2025
Poland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
First Masovian Tax Office Warsaw	2,274	—	—	—
Municipal and Communal Office in Ozarow	—	583	—	—
Regional District Director of National Forests	—	—	328	—
Starostwo Powiatowe Urzad Miasta	—	—	236	—
Swietokrzyskie Tax Office Kielce	3,820	—	—	—
Urzad Gminy	1,884	979	—	—
Total Regional/Local	7,978	1,562	564	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
National Fund for Environmental Protection and Water Management	—	1,044	—	—
Total National	—	1,044	—	—

Total	7,978	2,606	564	—

Report on Payments to Governments 2025	15

Year ended December 31, 2025
Romania
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Baia Mare Hall	—	—	192	—
Brasov County	—	464	—	—
Constanta County	—	290	—	—
Corbu Hall	—	227	—	—
Hoghiz Hall	—	503	196	—
Runcu Hall	—	112	—	—
Suseni Hall	—	—	127	—
Total Regional/Local	—	1,596	515	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
National Agency for Fiscal Administration	752	669	—	—
Total National	752	669	—	—

Total	752	2,265	515	—

Report on Payments to Governments 2025	16

Year ended December 31, 2025
Serbia
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Ministry of Finance	353	—	—	—
Ministry of Mining and Energy	—	310	—	—
Total National	353	310	—	—

Report on Payments to Governments 2025	17

Year ended December 31, 2025
Slovakia
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Municipality Sološnica	110	—	—	—
Total Regional/Local	110	—	—	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Financial Administration Slovak Republic	256	—	—	—
Mining Bureau	—	516	—	—
Total National	256	516	—	—

Total	366	516	—	—

Report on Payments to Governments 2025	18

Year ended December 31, 2025
Spain
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Basque Government	124	—	—	—
Total Regional/Local	124	—	—	—

Report on Payments to Governments 2025	19

Year ended December 31, 2025
Switzerland
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Canton De Neuchatel	208	—	—	—
Gemeinde Auenstein	—	753	—	—
Gemeinde Hasle	—	315	—	—
Gemeinde Landiswil	—	154	—	—
Gemeinde Niederbipp	427	1,794	—	—
Gemeinde Veltheim	—	834	—	—
Kantonales Steueramt Aarau	6,946	—	—	—
Kantonales Steueramt Bern	1,041	—	—	—
Kantonales Steueramt Nidwalden	—	379	—	—
Service Cantonal Des Contributions Fribourg	145	—	—	—
Steueramt Der Gemeinde Wil	—	637	—	—
Steueramt Der Stadt Aarau	—	—	532	—
Total Regional/Local	8,767	4,866	532	—

Report on Payments to Governments 2025	20

Year ended December 31, 2025
Ukraine
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Head Office of Tax Service in Khmelnitsky Region	396	—	545	—
Head Office of Tax Service in Lviv Region	—	—	783	—
Total Regional/Local	396	—	1,328	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
State Tax Service Ukraine	2,236	—	—	—
Total National	2,236	—	—	—

Total	2,632	—	1,328	—

Report on Payments to Governments 2025	21

Year ended December 31, 2025
United Kingdom
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bolsover District Council	1,002	—	—	—
Bridgend County Borough	298	—	—	—
Broadland District Council	110	—	—	—
Carmarthenshire County Council	112	—	—	—
Central Bedfordshire Unitary Authority	458	—	—	—
Charnwood Borough Council	1,371	—	—	—
Cheshire East Unitary Authority	284	—	—	—
Cheshire West & Chester Unitary Authority	331	—	—	—
Colchester Borough Council	325	—	—	—
Craven District Council	989	—	—	—
Derbyshire Dales District Council	793	—	—	—
Durham Unitary Authority	194	—	—	—
Edinburgh Unitary Authority	176	—	—	—
Fenland District Council	293	—	—	—
Flintshire County Council	103	—	—	—
Forest of Dean District Council	201	—	—	—
Hambleton District Council	150	—	—	—
Harborough District Council	423	—	—	—
Harrogate Borough Council	111	—	—	—
High Peak Borough Council	5,416	—	—	—
Lichfield District Council	782	—	—	—
Malvern Hills District Council	129	—	—	—
Mendip District Council	145	—	—	—
Mid-Suffolk District Council	117	—	—	—

Report on Payments to Governments 2025	22

Year ended December 31, 2025
United Kingdom
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Moray Unitary Authority	151	—	—	—
New Forest District Council	235	—	—	—
Newark & Sherwood District Council	334	—	—	—
North Kesteven District Council	244	—	—	—
North Lanarkshire Unitary Authority	350	—	—	—
North Somerset Unitary Authority	412	—	—	—
North West Leicestershire District Council	117	—	—	—
Northumberland Unitary Authority	465	—	—	—
Peterborough Unitary Authority	170	—	—	—
Powys City Council	524	—	—	—
Richmondshire District Council	333	—	—	—
Sevenoaks District Council	173	—	—	—
Shropshire Unitary Authority	336	—	—	—
South Derbyshire District Council	208	—	—	—
South Lanarkshire Unitary Authority	183	—	—	—
South Oxfordshire District Council	380	—	—	—
St Albans District Council	882	—	—	—
Staffordshire Moorlands District Council	362	—	—	—
Total Regional/Local	20,172	—	—	—

Report on Payments to Governments 2025	23

Year ended December 31, 2025
United Kingdom
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Forestry Commission	—	701	—	—
HM Revenue and Customs	92,726	—	—	—
The Crown Estate	—	2,696	3,131	—
Total National	92,726	3,397	3,131	—

Total	112,898	3,397	3,131	—

Report on Payments to Governments 2025	24

Year ended December 31, 2025
United States
Regional/Local

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Berlin Charter Township	—	294	—	—
Borough of Pompton Lakes	957	—	—	—
Borough of Riverdale	225	—	—	—
Burnet County Central Appraisal District	517	—	—	—
California Franchise Tax Board	180	—	—	—
Cedar City Corporation	—	210	—	—
City of Shawnee	—	384	—	—
Collier County Tax Collector	261	—	—	—
Colorado Department of Revenue	1,079	—	—	—
Colorado State Board of Land Commissioners	—	132	—	—
Connecticut Commissioner of Revenue Services	1,252	—	—	—
Copiah County	200	—	—	—
Delaware Division of Revenue	133	—	—	—
Douglas County Treasurer	127	—	—	—
Exeter Township	147	—	—	—
Florida Department of Revenue	867	—	—	—
Forsyth County	523	—	—	—
Franklin Township	152	—	—	—
Genola City	—	—	122	—
Georgia Department of Revenue	162	—	—	—
Holmes County	111	—	—	—
Holmes County Consolidated	—	337	—	—
Hopewell Township	257	—	—	—
Idaho State Tax Commission	961	—	—	—

Report on Payments to Governments 2025	25

Year ended December 31, 2025
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Jefferson County	246	—	—	—
Johnson County Kansas Treasurer	444	—	—	—
Kansas Department of Revenue	969	—	—	—
Kentucky State Treasurer	3,467	—	—	—
La Plata County Treasurer	171	—	—	—
Louisiana Department of Revenue	1,337	—	—	—
Maine Revenue Services	1,284	—	—	—
Marion County Tax Collector	255	—	—	—
Massachusetts Department of Revenue	320	—	—	—
Michigan Department of Treasury	1,110	—	—	—
Minnesota Department of Revenue	1,153	—	—	—
Monroe County Road Commission	—	125	—	—
Montana Department of Revenue	219	—	—	—
Muskingum County	111	—	—	—
Nebraska Department of Revenue	203	—	—	—
New Hampshire Department of Revenue Administration	759	—	—	—
New Jersey Department of Revenue	1,458	—	—	—
New Mexico Taxation and Revenue Department	167	—	—	—
New York City Department of Finance	126	—	—	—
New York Reserve Minerals	176	—	—	—
New York State Department of Environmental Conservation	—	—	182	—
Nicollet County	131	—	—	—
North Annville Township	103	—	—	—
North Bergen Township	131	—	—	—

Report on Payments to Governments 2025	26

Year ended December 31, 2025
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
North Carolina Department of Revenue	264	—	—	—
Oregon Department of Revenue	1,322	—	—	—
Parsippany-troy Hills Township	189	—	—	—
Paulding County Tax Commissioner	105	—	—	—
Pennsylvania Department of Revenue	1,630	—	—	—
Platte County Treasurer	132	—	—	—
Polk County Tax Collector	166	—	—	—
Portage County	117	—	—	—
Rockaway Township	1,858	—	—	—
Rockland County	395	—	—	—
Sarpy County Treasurer	144	—	—	—
School & Institutional Trust Land Administrator	—	411	—	—
Sonoma County	394	—	—	—
Spokane County Treasurer	344	—	—	—
Stark County	176	—	—	—
State Of Idaho	—	260	—	—
State of Wyoming	219	—	—	—
Ste. Genevieve County	119	—	—	—
Sumter County Tax Collector	129	—	—	—
Suwannee County Tax Collector	178	—	—	—
Taylor County	199	—	—	—
Tennessee Department of Revenue	144	—	—	—
Texas Comptroller of Public Accounts	193	—	—	—
Town of Acushnet	108	—	—	—

Report on Payments to Governments 2025	27

Year ended December 31, 2025
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Town of Clarkstown	167	—	—	—
Town of Cranston	205	—	—	—
Town of Goshen	156	—	—	—
Town of Hamburg	387	—	—	—
Town of Haverstraw	788	—	—	—
Town of Newington	361	—	—	—
Town of North Branford	366	—	—	—
Town of Plainfield	122	—	—	—
Town of Plainville	579	—	—	—
Town of Wallingford	136	—	—	—
Township of Byram	202	—	—	—
Township of Oxford	209	—	—	—
Travis County Central Appraisal District	294	—	—	—
Treasurer State of Iowa	265	—	—	—
Treasurer State of Ohio	395	—	—	—
Union County	142	—	—	—
Utah State Tax Commission	340	—	—	—
Vermont Department of Taxes	872	—	—	—
Warren County	236	—	—	—
Washington State Department of Natural Resources	—	—	113	—
Washington State Department of Revenue	189	—	—	—
West Virginia State Tax Department	513	—	—	—
Whiteford Township	168	140	—	—

Report on Payments to Governments 2025	28

Year ended December 31, 2025
United States
Regional/Local - cont.

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Yakima County	109	—	—	—
Total Regional/Local	38,177	2,293	417	—
National

Government Authority	Taxes $’000	Royalties $’000	Fees $’000	Infrastructure Improvements $’000
Bureau of Indian Affairs	—	447	—	—
Bureau of Land Management	—	249	133	—
Internal Revenue Service	196,124	—	—	—
Total National	196,124	696	133	—

Total	234,301	2,989	550	—

CRH
1350 Avenue of the Americas
New York
NY 10019
USA
E-mail: mail@crh.com
Telephone: +353 1 404 1000
Website: www.crh.com
Registered Office
42 Fitzwilliam Square
Dublin 2
D02 R279
Ireland
E-mail: crh42@crh.com
Telephone: +353 1 634 4340
CRH® is a registered trade mark of CRH.